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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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TESARO, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TESARO, Inc.
1000 Winter Street, Suite 3300
Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2014 Annual Meeting of Stockholders will be held on May 16, 2014, at 8:30 a.m. local time, at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451 for the following purposes:

  1.
  to elect eight members of the board of directors from the nominees named in the accompanying proxy statement;

  2.
  to ratify the appointment of Ernst & Young, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014; and

  3.
  to consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

        Each outstanding share of TESARO, Inc. common stock (NASDAQ: TSRO) entitles the holder of record at the close of business on March 19, 2014, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

        ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

By Order of the Board of Directors
Leon O. Moulder, Jr. Chief Executive Officer April 3, 2014

TESARO, Inc.
1000 Winter Street, Suite 3300
Waltham, Massachusetts 02451

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Friday, May 16, 2014

        This Proxy Statement (the "Proxy Statement") and the accompanying proxy are furnished to the stockholders of TESARO, Inc. (hereinafter, "we," "us," "TESARO" and the "Company") in connection with the solicitation of proxies by the board of directors, to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement of the Annual Meeting, which will be held at 8:30 a.m. local time on Friday, May 16, 2014, at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The board of directors mailed this Proxy Statement and accompanying materials to each of the Company's stockholders entitled to vote at the Annual Meeting on or about April 3, 2014.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on Friday, May 16, 2014.

        Our Annual Report to Stockholders and this Proxy Statement are also available electronically on our website at http://www.edocumentview.com/tsro.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is presently aware of no other business to come before the Annual Meeting. In addition, management will report on TESARO's performance and respond to questions from stockholders.

Proposals to be Voted Upon at the Annual Meeting

        At the Annual Meeting, our stockholders will be asked to consider and vote upon the following two proposals:

  •
  Proposal No. 1:    To elect eight directors to the board of directors, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

  •
  Proposal No. 2:    To ratify the selection of Ernst & Young, LLP ("Ernst & Young") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

        In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board of Directors

        The board of directors recommends that you vote FOR each of the nominees to the board (Proposal 1) and FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 2).

 Voting at the Annual Meeting

        Stockholders will be entitled to vote at the Annual Meeting on the basis of each share held of record at the close of business on March 19, 2014 (the "Record Date").

        If on the Record Date you hold shares of our common stock that are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), you are considered the stockholder of record with respect to those shares, and Computershare is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by signing and submitting your proxy card or by submitting your vote by telephone or the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, by telephone, or by filling out and returning the proxy card. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to TESARO, Inc., Attn: Corporate Secretary, 1000 Winter Street, Suite 3300, Waltham, Massachusetts 02451, (2) a duly executed proxy bearing a later date, (3) voting again by the Internet or by telephone or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

        If on the Record Date you hold shares of our common stock in an account with a brokerage firm, bank, or other nominee, you are a beneficial owner of those shares and hold such shares in street name. These proxy materials have been forwarded to you by the nominee holding your shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring a letter from your nominee confirming your beneficial ownership of the shares to the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following your nominee's voting instructions to ensure that your vote is counted.

        If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute "broker non-votes". Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Proxy Statement, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions provided with each Proxy Statement received to ensure that all of your shares are voted.

        A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 1000 Winter Street, Suite 3300, Waltham, Massachusetts 02451, from April 28, 2014 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Quorum Requirement for the Annual Meeting

        The presence at the Annual Meeting, whether in person or by valid proxy, of the persons holding a majority of shares of common stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 35,989,948 shares of common stock outstanding and entitled to vote, held by 31 stockholders of record.

Abstentions (i.e., if you or your broker mark "ABSTAIN" on a proxy) and "broker non-votes" will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on "non-routine" proposals, such as the election of directors.

Required Votes

        Election of directors.    Each director will be elected by the vote of the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

        The ratification of our independent registered public accounting firm.    Approval of the proposal to ratify the audit committee's appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of these proposals, and abstentions will have the effect of a vote against these proposals.

Solicitation of Proxies

        We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

        The board of directors has adopted Corporate Governance Guidelines (the "Guidelines"), a Code of Business Conduct and Ethics (the "Code of Ethics"), and a Policy for Related Person Transactions as part of our corporate governance practices and in accordance with rules of the Securities and Exchange Commission (the "SEC") and the listing standards of The NASDAQ Stock Market ("NASDAQ").

Corporate Governance Matters

        The Guidelines set forth a framework to assist the board of directors in the exercise of its responsibilities. The Guidelines cover, among other things, the duties and responsibilities of each director; the composition, responsibilities and operation of the board of directors; the establishment and operation of board committees; succession planning for our Chief Executive Officer; convening executive sessions of independent directors; the board's interaction with management and third parties; and the evaluation of the performance of the board and the Chief Executive Officer.

        The Code of Ethics is designed to promote the highest standards of ethical conduct by our directors, executive officers and employees. The Code of Ethics requires that our directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. We intend to disclose future amendments to the Code of Ethics, or any waivers of its requirements, on our website or in filings under the Securities Exchange Act of 1934 (the "Exchange Act"), to the extent required by the applicable rules and exchange requirements.

        The Guidelines and Code of Ethics are each available in the Investors—Corporate Governance section of our corporate website, which is located at www.tesarobio.com. The Guidelines and Code of Ethics are reviewed periodically by our governance and nominating committee, which recommends changes to our board of directors for approval as appropriate.

Certain Relationships and Related Person Transactions

  Policies and Procedures for Related Person Transactions

        Under our Policy for Related Person Transactions, all related person transactions are reviewed and approved by our audit committee (or any other committee of the board of directors consisting of independent directors) or our full board of directors. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, but not limited to, purchases of goods or services by or from a related person or entities in which the related person has a material interest, and indebtedness, guarantees of indebtedness and employment by us of a related person. A "related person," as determined since the beginning of our last fiscal year, is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons, or any entity which is owned or controlled by such a person.

  Related Person Transactions

        There have been no transactions since January 1, 2013 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change in control arrangements, which are described below under "Executive and Director Compensation."

  Interest in Annual Meeting Matters

        No person who is a director or executive officer of TESARO has a substantial interest, direct or indirect, in any matter to be acted upon at the annual meeting, other than elections to office.

Board Independence and Leadership Structure

        Our board of directors believes, and NASDAQ Marketplace rules require, that a majority of its members should be independent directors. In addition, the respective charters of the audit, compensation and governance and nominating committees currently require that each member of such committees be an independent director. Consistent with NASDAQ's independence criteria, the board of directors has affirmatively determined that each of our directors and nominees for director other than Leon O. Moulder, Jr., who is our Chief Executive Officer, and Mary Lynne Hedley, Ph.D., who is our President and Chief Scientific Officer, is independent of TESARO and our management. NASDAQ's independence criteria includes a series of objective tests, such as that the director is not an employee of TESARO and has not engaged in various types of business dealings with us. In addition, as further required by NASDAQ rules, the board of directors has subjectively determined as to each independent director and nominee for director that no relationship exists that, in the opinion of the board of directors, would interfere with each such person's exercising independent judgment in carrying out his or her responsibilities as a director. In making these determinations on the independence of our directors and nominees for director, the board of directors considered the relationships that each such director or nominee has with the Company and all other facts and circumstances the board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person.

        In accordance with our Guidelines, the independent members of our board of directors will meet in "executive session" at least four times each year. If the chairperson of the board is not an independent director, the Lead Director, as selected by the independent directors in accordance with our Guidelines, will preside over and develop the agenda for these sessions. The purpose of the executive sessions is to promote open and candid discussion among non-employee directors.

        Our Guidelines require the board of directors to elect its Chairperson based on the board's view of what is best for the Company at the time of the election. The positions of the Chairperson of the board of directors and Chief Executive Officer are currently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairperson of the board of directors to lead the board in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson, particularly as the board's oversight responsibilities continue to grow. The board believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors.

        Although neither the Company's bylaws nor the Guidelines require separating the positions of Chairperson of the board of directors and Chief Executive Officer, the board believes that having separate positions is the appropriate current leadership structure for the Company. The board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairperson of the board with the role of Chief Executive Officer, might be appropriate. The board may periodically review its leadership structure.

Board's Role in Risk Oversight

        The board of directors believes that risk management is an important part of establishing, updating and executing on the Company's business strategy. The board, both as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, financial condition, and performance of the Company. The board focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. The board and its committees receive regular reports from members of the Company's senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While the board has an oversight role, management has direct responsibility for managing and assessing risks and implementing processes and controls to mitigate their effects on the Company.

        The board of directors carries out its oversight responsibilities in part through its committees. The audit committee, as part of its responsibilities, oversees the management of financial risks, including but not limited to accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and results. The audit committee also oversees the management of risks relating to the performance of the Company's independent registered public accounting firm, as well as our systems of internal control over financial reporting and disclosure controls and procedures. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies, and compensation of the board of directors. The governance and nominating committee oversees the management of risks associated with overall compliance and corporate governance practices, and the independence and composition of the board. These committees provide regular reports to the full board.

Meetings of the Board of Directors and its Committees

        Information concerning the board of directors and its three standing committees is set forth below. Each board committee currently consists only of directors who are not employees of TESARO.

        The board of directors and its committees meet regularly throughout the year, and also hold special meetings from time to time. The board held a total of nine (9) meetings during the fiscal year ended December 31, 2013. During this time each of our directors attended at least 75% of the aggregate number of meetings held by the board and all committees of the board on which such director served (during the period that such director served). The board has adopted a policy that encourages, but does not require, attendance by our board members at our annual meetings of stockholders. All members of the board of directors attended the 2013 annual meeting of stockholders.

        The board of directors has three standing committees: the audit committee; the compensation committee; and the governance and nominating committee. The charters for these committees can be accessed electronically on the Investors—Corporate Governance section of our corporate website at www.tesarobio.com.

        The Guidelines require the board of directors to conduct, and the governance and nominating committee to oversee, an annual evaluation of the board's operations and performance in order to enhance its effectiveness. Pursuant to the Guidelines, following this evaluation, the governance and nominating committee is required to make recommendations to the full board for its consideration.

BOARD COMMITTEES AND THEIR FUNCTIONS

        The following table presents the current composition of the standing committees of the board of directors.

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee
Leon O. Moulder, Jr.
Mary Lynne Hedley, Ph.D.
David M. Mott(2)		X(1)	X
Lawrence M. Alleva	X(1)
James O. Armitage, M.D.		X
Arnold L. Oronsky, Ph.D.	X		X(1)
Beth Seidenberg, M.D.	X
Paul Walker			X

(1)
Chairperson of the committee.

(2)
Chairperson of the board.

Audit Committee

        The board of directors has established a separately designated standing audit committee in accordance with Section 3(a)(58)(A) of the Exchange Act, which met five (5) times during 2013. The audit committee is responsible for assisting the board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the audit committee. The audit committee also prepares the audit committee report that the SEC rules require to be included in this proxy statement.

        The members of the audit committee are Lawrence (Larry) M. Alleva, Arnold L. Oronsky, Ph.D. and Beth Seidenberg, M.D. Under the applicable corporate governance standards of the NASDAQ Stock Market, a newly public company is permitted to phase in its compliance with the independent audit committee requirements set forth in NASDAQ Marketplace Rule 5605 on the same schedule as it is permitted to phase in its compliance with the independent audit committee requirement pursuant to Rule 10A-3 under the Exchange Act, that is: (1) one independent member at the time of listing; (2) a majority of independent members within 90 days of listing; and (3) all independent members within one year of listing. Mr. Alleva, Dr. Oronsky and Dr. Seidenberg each qualify as an independent director under the corporate governance standards of the NASDAQ Stock Market and the independence requirements of Rule 10A-3 of the Exchange Act. The board has determined that Mr. Alleva qualifies as an "audit committee financial expert" as such term is currently defined in Item 407(d)(5) of Regulation S-K. Each member of the audit committee is able to read and understand fundamental financial statements, including our balance sheet, statement of operations and statement of cash flows.

Compensation Committee

        The compensation committee approves the compensation objectives for the Company, provides a recommendation on the compensation of the Chief Executive Officer, which is subject to approval by the full board of directors, and establishes the compensation for other executives. The compensation committee reviews all compensation components including base salary, bonus, benefits and other perquisites. See "Compensation of Executive Officers—Compensation Philosophy and Objectives" below for more information regarding the roles of the compensation committee, the board, and compensation consultants in determining or recommending the amount or form of executive compensation. The compensation committee met four (4) times during 2013.

        The members of the compensation committee are David M. Mott and James O. Armitage, M.D. Each member of the compensation committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, each is an outside director, as defined by Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and each is an independent director, as defined by the NASDAQ Stock Market.

Governance and Nominating Committee

        The governance and nominating committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the size and composition of the board of directors. In addition, the governance and nominating committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board concerning corporate governance matters. The committee met two (2) times during 2013. See "Director Nominations and Communication with Directors" below for information about the governance and nominating committee's policy regarding nominations of directors by stockholders.

        The members of the governance and nominating committee are David M. Mott, Arnold L. Oronsky, Ph.D., and Paul Walker. Each member of the governance and nominating committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and an independent director, as defined by the NASDAQ Stock Market.

 DIRECTOR NOMINATIONS AND COMMUNICATION WITH DIRECTORS

Director Nomination Process

        The governance and nominating committee recommends, and the board of directors nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Exchange Act. To nominate a person to stand for election as a director at the annual meeting of stockholders for 2015, a stockholder must provide our Corporate Secretary with timely notice of the nomination. To be timely, the stockholder's notice must be delivered to, or mailed and received by, us not later than 90 days nor earlier than 120 days prior to the anniversary date of the preceding year's annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which we provide the notice or public disclosure of the date of the meeting. The notice must include the following information:

  •
  As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

  •
  the name and address of the stockholder and of such beneficial owner, if any;

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  the class and number of shares of our capital stock owned beneficially and of record by such stockholder and such beneficial owner, if any;

  •
  if applicable, a description of all agreements, arrangements or understandings with respect to the nomination or proposal between or among such stockholder and such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with the foregoing;

  •
  if applicable, a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the stockholders' notice by, or on behalf of, such stockholder and such beneficial owner, if any, the effect or intent of which is to mitigate loss, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, if any, with respect to our shares of stock;

  •
  such other information relating to such stockholder and such beneficial owner, if any, as would be required to be included in a proxy statement or other filings to be made in connection with solicitations of proxies for the election of directors in a contested election under the SEC's proxy rules;

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  a representation that the stockholder is a holder of record of our stock, entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

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  a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group which intends, (a) to deliver a proxy statement and/or form of proxy to holder of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee(s) and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and

  •
  such other information that the board of directors may request in its discretion.

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  As to each person whom a stockholder proposes to nominate for election as a director:

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  such person's name, age, business address and, if known, residential address;

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  such person's principal occupation or employment;

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  the class, series and number of shares of our stock that is, directly or indirectly, owned, beneficially or of record, by such person;

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  if applicable, a description of all agreements, arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder;

  •
  such other information regarding each nominee as would be required to be included in a proxy statement filed under the SEC's proxy rules if the nominee had been nominated, or intended to be nominated, by the board of directors; and

  •
  the consent of each nominee to be named in the proxy statement as a nominee and to serve as a director if elected.

        Each director will be elected by the vote of the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        Additional information regarding requirements for stockholder nominations for next year's annual meeting is described in this Proxy Statement under "General Matters—Stockholder Proposals and Nominations."

Contacting the Board of Directors

        Stockholders wishing to communicate with our board of directors may do so by writing to the board, Chairperson of the board or the non-employee members of the board as a group, at:

  TESARO, Inc.
  1000 Winter Street, Suite 3300
  Waltham, Massachusetts 02451
  Attn: Corporate Secretary

        The communication must prominently display the legend "BOARD COMMUNICATION" in order to indicate to the Secretary that it is a communication for the board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. The board has requested that certain items that are unrelated to the board's duties and responsibilities should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

        The Secretary will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. The Secretary maintains a list of each communication that was not forwarded because it was determined by the Secretary to be frivolous. Such list is delivered to the Chairperson of the board at each quarterly meeting of the board (and made available to each other member of the board). In addition, each communication subject to this policy that was not forwarded because it was determined by the Secretary to be frivolous is retained in the Company's files and made available at the request of any member of the board to whom such communication was addressed.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our nominees for the election of directors at the Annual Meeting include six independent non-employee directors, our Chief Executive Officer and our President and Chief Scientific Officer. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the governance and nominating committee, the board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 16, 2014: Leon O. Moulder, Jr.; Mary Lynne Hedley, Ph.D.; David M. Mott; Lawrence M. Alleva; James O. Armitage, M.D.; Earl M. (Duke) Collier, Jr., Arnold L. Oronsky, Ph.D.; and Beth Seidenberg, M.D. All of the nominees are currently serving on the board, with the exception of Mr. Collier. Paul Walker, a member of the board of directors since 2010, is not standing for re-election to the board, and his term on the board will end immediately prior to the Annual Meeting.

        It is intended by the persons named as proxies that proxies received in response to this solicitation will be voted FOR the election of each nominee named in this section unless otherwise stated in the proxy or in the case of a broker non-vote with respect to the proposal. Proxies submitted for the Annual Meeting can only be voted for those nominees named in this Proxy Statement. If, however, any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the board of directors, or the board may reduce the size of the board. Each nominee has consented to serve as a director if elected, and the board does not believe that any nominee will be unwilling or unable to serve. Each director will hold office until his or her successor is duly elected and is qualified or until his or her earlier death, resignation or removal.

Criteria for Evaluating Director Nominees

        The board of directors provides strategic direction to the Company and oversees the performance of the Company's business and management. The governance and nominating committee periodically identifies and reviews with the board desired skills and attributes of both individual board members and the board overall within the context of current and future needs. The governance and nominating committee develops the general criteria, subject to approval by the full board, for identifying, evaluating and selecting qualified candidates for election or re-election to the board. The governance and nominating committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the board, our operating requirements and the long-term interests of our stockholders. It may use outside consultants to assist in identifying candidates. Among the characteristics the committee may consider are the collective knowledge and diversity of professional skills and background, experience in relevant industries, age and geographic background, in addition to the qualities of integrity, judgment, acumen, and the time and ability to work professionally and effectively with other board members and management and make a constructive contribution to the board. The committee considers candidates submitted by directors and management, as well as candidates recommended by stockholders, which are evaluated in the same manner as other candidates identified to it. Final approval of director candidates is determined by the full board.

        The board has determined that all of our current directors and nominees are qualified to serve as directors of the Company.

        The name of each nominee for director, their ages as of April 3, 2014, and other information about each nominee is shown below. In addition, the biography of each of the nominees below contains information regarding the experiences, qualifications, attributes or skills that caused the governance and nominating committee and the board to determine that the person should serve as a director of the Company.

Name	Age	Principal Occupation	Director Since
Leon O. Moulder, Jr.	56	Chief Executive Officer of the Company	2010
Mary Lynne Hedley, Ph.D.	51	President and Chief Scientific Officer of the Company	2010
David M. Mott	48	General Partner of New Enterprise Associates	2010
Lawrence M. Alleva	64	Retired	2012
James O. Armitage, M.D.	67	Professor of Medicine of University of Nebraska Medical Center	2013
Earl M. (Duke) Collier, Jr.	66	Chief Executive Officer of 480 Biomedical	—
Arnold L. Oronsky, Ph.D.	74	General Partner of InterWest Partners	2011
Beth Seidenberg, M.D.	56	Partner of Kleiner Perkins Caufield & Byers	2011

        Leon (Lonnie) O. Moulder, Jr. has served as Chief Executive Officer and as a member of our board of directors since co-founding the Company in March 2010. From April 2009 to January 2010, Mr. Moulder served as vice chairman of the board of directors and president and chief executive officer of Abraxis BioScience, Inc., a biotechnology company, and as president and chief executive officer of its wholly owned operating subsidiary, Abraxis BioScience, LLC, and the Abraxis Oncology division. Before that, Mr. Moulder served as vice chairman of Eisai Corporation of North America, from January 2008 until January 2009, following Eisai Co. Ltd.'s acquisition of MGI PHARMA, Inc., a pharmaceutical company, in January 2008. Mr. Moulder served as president and chief executive officer and as member of the board of directors of MGI PHARMA, Inc. from May 2003 through January 2008. Mr. Moulder joined MGI PHARMA, Inc. in September 1999 as executive vice president and was promoted to president and chief operating officer in May 2002. Mr. Moulder earned a bachelor of science degree in pharmacy from Temple University and a master of business administration degree from the University of Chicago. Mr. Moulder currently serves as chairman of the board of directors of Trevena, Inc. (NASDAQ: TRVN) and as a director of Cubist Pharmaceuticals, Inc. (NASDAQ: CBST), both of which are biopharmaceutical companies, and as a trustee of Temple University. The board of directors believes Mr. Moulder's perspective and experience as our co-founder and Chief Executive Officer, his depth of operating and senior management experience in our industry and his experience serving on the boards of directors of public and private companies in the life sciences industry provide him with the qualifications and skills to serve as a director.

        Mary Lynne Hedley, Ph.D. has served as our President and Chief Scientific Officer and as a member of our board of directors since co-founding the Company in March 2010. From July 2009 to February 2010, Dr. Hedley served as executive vice president of operations and chief scientific officer of Abraxis BioScience, Inc., a biotechnology company. Dr. Hedley served as executive vice president of Eisai Corporation of North America from January 2008 until July 2009, following Eisai Co. Ltd.'s acquisition of MGI PHARMA, Inc. in January 2008. Dr. Hedley served in various positions at MGI PHARMA, Inc. from 2004 through its acquisition in January 2008, most recently as executive vice president and chief scientific officer. Prior to that, Dr. Hedley co-founded and served as the president and chief executive officer of ZYCOS, Inc., a biotechnology company, which was acquired by MGI PHARMA, Inc. in 2004. Prior to co-founding Zycos, Dr. Hedley completed two consecutive postdoctoral fellowships at Harvard University. Dr. Hedley earned a bachelor of science degree in microbiology from Purdue University and a doctoral degree in immunology from the University of Texas, Southwestern Medical Center. The board of directors believes Dr. Hedley's perspective and experience as our co-founder and President, her educational background and her operating and management experience in the life sciences industry provide her with the qualifications and skills to serve as a director.

        David M. Mott has served on our board of directors since May 2010 and as the Chairperson of the board of directors since July 2011. Mr. Mott has served as a general partner of New Enterprise Associates, an investment firm focused on venture capital and growth equity investments, since September 2008, where he leads the healthcare investing practice. From 1992 until 2008, Mr. Mott worked at MedImmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc (NYSE:AZN), and served in numerous roles during his tenure including chief financial officer, president and chief operating officer, and most recently as chief executive officer from October 2000 to July 2008. During that time, Mr. Mott also served as executive vice president of AstraZeneca Plc from June 2007 to July 2008 following AstraZeneca Plc's acquisition of MedImmune Limited in June 2007. Prior to joining MedImmune Limited, Mr. Mott was a vice president in the healthcare investment banking group at Smith Barney, Harris Upham & Co. Inc. Mr. Mott received a bachelor of arts degree from Dartmouth College. Mr. Mott also serves as the chairman of the board of directors for Prosensa Holding N.V. (NASDAQ: RNA), serves on the board of directors of Epizyme, Inc. (NASDAQ: EPZM), and serves on the boards of directors of several privately held life sciences companies. The board of directors believes Mr. Mott's experience in the life sciences industry as a senior executive and venture capitalist and his service on the boards of directors of other life sciences companies provide him with the qualifications and skills to serve as a director.

        Lawrence (Larry) M. Alleva was appointed to our board of directors in March 2012. Mr. Alleva is currently retired. Prior to his retirement in June 2010, Mr. Alleva was employed by PricewaterhouseCoopers LLP, or PwC, for 39 years, including 28 years as a partner with the firm. Mr. Alleva served clients primarily in the technology sector, including pharmaceutical and biotechnology companies. Additionally, he served in a variety of office and regional practice leadership roles, most recently as ethics and compliance leader (assurance) for PwC from 2006 until his retirement. Mr. Alleva is a Certified Public Accountant (inactive). Mr. Alleva received a bachelor of science degree in accounting from Ithaca College and attended the Columbia University Executive MBA (non-degree) Program. Mr. Alleva also serves as a director for Bright Horizons Family Solutions Inc. (NYSE: BFAM) and served on the board of GlobalLogic, Inc. through the sale of the company in 2013. The board of directors believes Mr. Alleva's extensive experience and expertise working with public companies on corporate finance and accounting matters as a Certified Public Accountant (inactive) and his experience in a senior leadership role at PwC provide him with the qualifications and skills to serve as a director.

        James O. Armitage, M.D. has served on our board of directors since May 2013. Dr. Armitage has been a professor of internal medicine in the division of hematology and oncology at the University of Nebraska Medical Center since 2003, after having served as chairman of the department of internal medicine, dean of the college of medicine, and in various other capacities since joining the Center in 1982. He also holds hospital appointments at The Nebraska Medical Center and University Hospital. Dr. Armitage has authored or co-authored more than 545 articles, 100 book chapters and edited or co-edited 27 textbooks. He has previously served as president of the American Society of Clinical Oncology ("ASCO") and as a member of the ASCO board of directors. Dr. Armitage received a bachelor of science degree from the University of Nebraska and a medical degree from the University of Nebraska Medical Center and completed his post-graduate training at the University of Nebraska Medical Center and the University of Iowa Hospitals and Clinics. The board of directors believes that Dr. Armitage's training as a physician, his research, clinical and administrative experience, and his previous service as a director of a publicly traded biopharmaceutical company provide him with the qualifications and skills to serve as a director.

        Earl M. (Duke) Collier, Jr. was nominated to join our board effective as of the Annual Meeting. Mr. Collier was recommended to our governance and nominating committee by Mr. Moulder, our chief executive officer, in part due to his expertise as an executive in the life sciences industry. Since 2010, Mr. Collier has served as chief executive officer of 480 Biomedical and executive chair of Arsenal

Medical, Inc., both of which are polymer biotherapeutics companies focused on serious clinical problems unable to be solved by current therapies. Mr. Collier was president at deCODE genetics, Inc., a biopharmaceutical company, from 2009 to 2010, and was executive vice president at Genzyme Corporation ("Genzyme"), a biotechnology company acquired by Sanofi S.A. in 2011, from 1997 to 2009. During his tenure at Genzyme, Mr. Collier was responsible for building the biosurgery, oncology and cardiovascular businesses and overseeing the company's efforts in multiple sclerosis. He also led some of Genzyme's significant acquisitions and the formation of MG Biotherapeutics, a Genzyme joint venture that focused on cardiac cell therapy. He also has served as president of Vitas Healthcare, a hospice provider, a partner at the law firm of Hogan & Hartson LLP, and deputy administrator of the Health Care Finance Administration (now Centers for Medicare & Medicaid Services) in the U.S. Department of Health & Human Services. Mr. Collier serves on the board of directors of 480 Biomedical, Arsenal Medical, Inc., Capricor (OTC: CAPR), a regenerative medicine company, and TransMedics, Inc., a medical device company. He is also chairman of the board of trustees of Newton-Wellesley Hospital and chair of the Innovation Advisory Board of Partners Healthcare System. Mr. Collier received a bachelor of arts degree from Yale University and a law degree from the University of Virginia Law School. The board of directors believes Mr. Collier's experience in the life sciences industry as a senior executive and his service on the boards of directors of other life sciences companies provide him with the qualifications and skills to serve as a director.

        Arnold L. Oronsky, Ph.D. has served on our board of directors since June 2011. Dr. Oronsky has been a general partner with InterWest Partners, a venture capital firm, since 1994, focusing primarily on life science companies. Dr. Oronsky also serves as a senior lecturer at Johns Hopkins Medical School. Prior to joining InterWest Partners, Dr. Oronsky served as the vice president for discovery research at the Lederle Laboratories division of American Cyanamid Company. Dr. Oronsky holds a Ph.D. in immunology from Columbia University and an A.B. degree from New York University. Dr. Oronsky serves as chairman of the board of directors for Dynavax Technologies (NASDAQ: DVAX), and serves on the board of directors of MacroGenics, Inc. (NASDAQ: MGNX), both of which are biotechnology companies. In addition, Dr. Oronsky serves on the boards of directors of several privately held life science companies. The board of directors believes Dr. Oronsky's experience in the life sciences industry as a venture capitalist, his educational background and his service on the boards of directors of other public and private life sciences companies provide him with the qualifications and skills to serve as a director.

        Beth Seidenberg, M.D. has served on our board of directors since June 2011. Dr. Seidenberg has been a partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since May 2005, where she has primarily focused on life science investing. Dr. Seidenberg was previously the senior vice president, head of global development and chief medical officer at Amgen, Inc. (NASDAQ: AMGN), a biotechnology company. In addition, Dr. Seidenberg was a senior executive in research and development at Bristol Myers Squibb Company (NYSE: BMY), a biopharmaceutical company, and Merck & Co., Inc. (NYSE: MRK), a healthcare company. Dr. Seidenberg received a bachelor of science degree from Barnard College and a medical degree from the University of Miami School of Medicine and completed her post-graduate training at Johns Hopkins University and the National Institutes of Health. Dr. Seidenberg serves on the boards of directors of Auxogyn, Inc., 3-V Biosciences, Inc., Breathe Technologies, Inc., Epizyme, Inc. (NASDAQ: EPZM), iPierian, Inc., Redbrick Health Corporation and Practice Fusion. The board of directors believes Dr. Seidenberg's training as a physician and her experience in the life sciences industry as a senior executive and venture capitalist provide her with the qualifications and skills to serve as a director.

Required Vote and Board Recommendation

        In order to be elected as a director, a nominee must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

  THE BOARD RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE EIGHT NOMINATED DIRECTORS.

 Non-Employee Director Compensation

        In May 2012, our board of directors approved a non-employee director compensation policy, which became effective for all non-employee directors on June 29, 2012. This compensation policy has been in effect for all non-employee directors serving on our board since that date and will be in effect until the Annual Meeting. In February 2014, our board of directors approved increases to the compensation for our non-employee directors, which become effective following the Annual Meeting.

        The compensation policies for our non-employee directors since June 2012 through the Annual Meeting, and for non-employee directors serving from and after the Annual Meeting, are set forth in the chart below. Under both policies, non-employee directors receive a base retainer for their service on the board of directors and fees for certain service and attendance. Non-employee directors are permitted to elect to receive their retainer and fees in cash or unrestricted common stock and are also permitted to elect to defer the receipt of that stock to a date selected by the director or to the date of termination of their service as a director.

	From June 2012 through the Annual Meeting	From and after the Annual Meeting
Annual base retainer	$40,000	$50,000
Annual base retainer for chair of the board of directors*	$50,000	$70,000
Audit committee service	$5,000	$7,500
Audit committee chair*	$10,000	$15,000
Compensation committee service	$5,000	$5,000
Compensation committee chair*	$7,500	$10,000
Governance and nominating committee service	$2,500	$2,500
Governance and nominating committee chair*	$5,000	$5,000
Fee for meetings of the board of directors in excess of 10 meetings per year	$1,500	$1,500
Fee for meetings of committees of the board of directors in excess of 6 meetings per year	$1,000	$1,000

*
A director who serves as chairperson of our board of directors or a committee of our board of directors receives only the retainer or fee associated with service as the chairperson and does not receive, in addition to the amount, the retainer or fee associated with service on the board or committee generally.

        All of the amounts described in the chart above are paid in a single payment on the first business day of the month following our annual meeting. In the case of 2014, these payments will be made on the first business day of June 2014.

        In addition, newly appointed non-employee directors receive a one-time initial award of options to purchase 25,000 shares of our common stock, which vest annually over a three-year period subject to the director's continued service on the board of directors. Thereafter, each non-employee director receives an annual award of options to purchase 10,000 shares of our common stock on the date of the annual meeting of stockholders, which vests on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders, subject to the director's continued service on the board of directors.

Director Compensation

        The following table summarizes the compensation paid to or earned by our non-employee directors during the year ended December 31, 2013:

Name	Fees Earned Or Paid in Cash(1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plans	All Other Compensation	Total
Lawrence M. Alleva	$51,500	$—	$295,310	$—	$—	$346,810
James O. Armitage, M.D.(3)	45,000	—	771,215	—	—	816,215
David M. Mott	61,500	—	295,310	—	—	356,810
Arnold L. Oronsky, Ph.D.	50,000	—	295,310	—	—	345,310
Beth Seidenberg, M.D.	46,500	—	295,310	—	—	341,810
Paul Walker	44,000	—	295,310	—	—	339,310

(1)
Includes annual fees, committee chairpersonship fees and meeting fees, including fees paid at the election of a director in Company common stock pursuant to the Company's 2012 Omnibus Incentive Plan. Except for Dr. Armitage, the directors elected to receive their entire 2013 annual retainer in fully vested shares of common stock. The number of shares issued in lieu of cash for the retainer fees and committee fees were: Mr. Mott, 1,330 shares; Dr. Oronsky, 1,081 shares; Dr. Seidenberg, 1,006 shares; and Mr. Walker, 951 shares. Mr. Alleva elected to defer the receipt of 1,114 shares owed to him until the earlier of the termination of his service as a director or January 10, 2020. In each case, the shares had a fair market value of $46.22 per share on the date of issuance.

(2)
Each non-employee director except Dr. Armitage, who was newly elected in 2013, was granted an option to purchase 10,000 shares of our common stock at an exercise price of $46.22 per share, which vests in full on the earlier of June 3, 2014 or the date of the Annual Meeting, subject to the director's continued service on the board of directors. Amounts shown do not reflect compensation actually received by the director but represent the aggregate full grant date fair value of stock option awards granted to the director and calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock-Based Compensation ("ASC 718"), disregarding adjustments for forfeiture assumptions. The assumptions used to value the stock option awards are set forth in Note 6 of the Notes to Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data" of our Annual Report on Form 10-K for the year ended December 31, 2013.

(3)
Dr. Armitage was elected to the board of directors in May 2013 and was granted an option to purchase 25,000 shares of our common stock on June 3, 2013 at an exercise price of $46.22 per share. The shares vest in three equal annual installments beginning June 3, 2014.

        The following table sets forth, as of December 31, 2013, the aggregate number of exercisable and unexercisable option awards outstanding held by our current non-employee directors:

	Option Awards (shares)
Name	Exercisable	Unexercisable
Lawrence M. Alleva	9,522	29,048
James O. Armitage, M.D.	—	25,000
David M. Mott	—	10,000
Arnold L. Oronsky, Ph.D.	—	10,000
Beth Seidenberg, M.D.	—	10,000
Paul Walker	—	10,000

        There were no unvested restricted stock awards outstanding at December 31, 2013.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Review

        This Compensation Review addresses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the "Summary Compensation Table" below, or our "named executive officers," and material factors relevant to these policies and decisions. It should be read together with the related tables and disclosures that follow. Our named executive officers for the fiscal year ended December 31, 2013 were:

  •
  Leon O. Moulder, Jr., our Chief Executive Officer;

  •
  Mary Lynne Hedley, Ph.D., our President and Chief Scientific Officer; and

  •
  Richard J. Rodgers, our former Executive Vice President and Chief Financial Officer.

        When reading this Compensation Review, please note that we are an emerging growth company and under the JOBS Act are not required to provide a "Compensation Discussion and Analysis" of the type required by Item 402 of Regulation S-K. This Compensation Review is intended to supplement the SEC-required disclosure, which is included below this section, and it is not a Compensation Discussion and Analysis.

        Mr. Rodgers, our former Executive Vice President and Chief Financial Officer, left the Company effective August 31, 2013. Because Mr. Rodgers left the Company prior to the end of the fiscal year, he was not eligible to receive payment under his short-term incentive compensation. Information provided in this Compensation Review and below in the SEC-required disclosure regarding Mr. Rodgers for 2013 reflects the compensation that he received from the Company during the fiscal year ended December 31, 2013 for the portion of the year that he was employed by us.

Compensation Philosophy and Objectives

        Our primary objectives with respect to the compensation of our named executive officers are to retain and motivate them because we believe they have experience and competencies that are critical to achievement of our business goals. This is consistent with the overall approach of our compensation system generally, which is to attract, retain and motivate employees (including our officers), who have relevant, critical skills and experience, and can make important contributions to the achievement of our business goals. We seek to achieve these objectives by establishing the components of our compensation packages at competitive levels. For our named executive officers, this means implementing annual variable incentive compensation that is tied to specific corporate goals, and by using equity awards that vest over time, in order to align our named executive officers' interests with the interest of our stockholders in increasing long-term stockholder value. The compensation committee of our board of directors, or the compensation committee, acting under authority delegated to it by our board of directors, makes compensation decisions regarding our named executive officers, other than our Chief Executive Officer. For our Chief Executive Officer, the compensation committee makes formal recommendations to the board of directors, with our non-management directors making the final compensation decisions for our Chief Executive Officer.

        Determination of Compensation.    Our named executive officers are also our founders. The framework for each of their respective compensation packages was initially established and memorialized in offer letters in May 2010 when our named executive officers and New Enterprise Associates (or "NEA"), and its affiliates completed our Series A preferred stock financing. In addition to being our only employees at the time, all of our named executive officers personally invested in the Company as part of the Series A financing. NEA, a sophisticated life sciences investor, determined, on an arm's-length basis in connection with this financing, that the compensation packages for our named executive officers were appropriate. We believe that these arrangements reflected both market standards for venture capital-backed companies with a business plan similar to ours and the experience of our named executive officers.

        For 2011 and 2012, we continued to use the framework for our named executive officers' compensation that was established in May 2010. Consistent with this framework, our compensation committee and our board of directors modestly increased our named executive officers' base salaries, adopted new corporate objectives under our short-term incentive ("STI") program, and determined the timing, size and form of equity awards. For 2011 and 2012 compensation decisions, our compensation committee and board of directors considered our financial condition and the contributions that the named executive officers had made to our business, relying on its members' collective industry experience and business judgment. The compensation committee also considered information from Mr. Moulder, who as our Chief Executive Officer regularly discussed compensation issues with the Chairperson of the compensation committee and met with the compensation committee to discuss these matters. Mr. Moulder also provided the compensation committee and board of directors with his evaluation of the performance of the named executive officers other than himself.

        For 2013, our compensation committee and the non-management members of our board of directors again used the framework used in prior years for our named executive officers' compensation. Consistent with its determinations in 2012, the compensation committee and the non-management members of our board of directors made adjustments to the base salaries of our executive officers and the corporate objectives under our STI program for 2013.

Components of our Compensation Program

        The compensation program for our named executive officers consists of base salary, STI opportunities and equity awards. Our named executive officers are also entitled to certain compensation upon termination of their employment. We believe these different forms of compensation provide appropriate incentives to achieve our business goals within the context of our overall philosophy for compensation.

        Base Salary.    The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, roles and responsibilities. Base salary amounts for each named executive officer were initially set in May 2010 at $350,000, $300,000 and $275,000 for Mr. Moulder, Dr. Hedley and Mr. Rodgers, respectively, and have been increased each year thereafter. For 2013, the compensation committee reviewed the base salaries for 2012, and determined that an increase was appropriate given the individual performance of each of our named executive officers and our overall performance. For 2013, the compensation committee and board of directors approved increasing the base salary for each of our named executive officers to $425,000, $400,000 and $315,000 for Mr. Moulder, Dr. Hedley and Mr. Rodgers, respectively. This represented increases to the base salaries for each of our named executive officers of approximately 21%, 33% and 15%, respectively.

  Short-term Incentive Payouts.

        General.    Our STI program is intended to provide a cash incentive to our named executive officers for achieving both company-wide and individual goals approved at the beginning of each year by our compensation committee and board of directors. We believe that having an annual STI program is a customary practice necessary to retain executives, and that it motivates our executives to achieve the specific goals that are a part of the program.

        Relative Weighting Between Company-wide and Individual Goals.    For 2013, the company-wide goals and individual goals for our named executive officers were established by the compensation committee and approved by our board of directors. The compensation committee and the board of directors determined that for 2013 the STI program would weight company-wide goals and individual goals as set forth in the chart below for each of our named executive officers:

Named Executive Officer	Weighting of Company-Wide Goals	Weighting of Individual Goals
Leon O. Moulder, Jr.,	90%	10%
Chief Executive Officer
Mary Lynne Hedley, Ph.D.,	90%	10%
President and Chief Scientific Officer
Richard J. Rodgers,	80%	20%
Former Executive Vice President, Chief Financial Officer, Treasurer and Secretary

The relative weighting between the company-wide goals and the individual goals reflects our belief that if the primary focus of our named executive officers is the achievement of company-wide goals then we will increase the likelihood of achieving our strategic plan. Because Mr. Rodgers was no longer employed by us effective August 31, 2013, he was not eligible for, and did not receive a short term incentive plan payment for 2013. We, therefore, do not discuss matters regarding Mr. Rodgers' achievement of 2013 objectives, either company-wide or individual, in the remainder of this Compensation Review.

        Target Payout.    The STI Program is structured so that achievement of the company-wide goals and the individual goals at a level of 100% would result in the named executive officer receiving an STI target payment in an amount equal to a specified percentage of his or her base salary. For Mr. Moulder and Dr. Hedley, a 100% achievement under the STI program would result in a target payment equal to 50% of each of their base salaries (or $212,500 for Mr. Moulder and $200,000 for Dr. Hedley). The STI program for 2013 was also structured so that each named executive officer could achieve between zero and 150% of the target award with respect to the achievement of the company-wide goals. In other words, the maximum payment that Mr. Moulder and Dr. Hedley could receive under the STI program would be 145% of their target award, or $308,125 and $290,000, respectively.

        Company-wide Goals.    For 2013, the compensation committee and the board of directors selected five company-wide goals based on our operating plan and long-term strategy. The compensation committee and the board of directors weighted each of the five company-wide goals based on their subjective judgment regarding the importance of each of those goals. If each of the company-wide goals was achieved at the 100% level, then each of the named executive officers would receive 100% of his or her target award under the STI program with respect to the company-wide goals. Likewise, if none of the company-wide goals was achieved then our named executive officers would not receive their target awards under the STI program with respect to the company-wide goals. Stated differently, our STI program does not assure our named executive officers of any guaranteed minimum payment under the STI program. Because the STI program is not based entirely on the achievement of company-wide goals, the achievement of the company-wide goals only accounts for a portion of the STI program payment for each of our named executive officers. Specifically, achievement of 100% of the company-wide goals would account for 90% of the target payout for Mr. Moulder and Dr. Hedley.

        For 2013, the five company-wide goals related to (1) the successful completion of the Phase 3 studies for the oral formulation of rolapitant and the reporting of top-line results from those Phase 3 studies, (2) the initiation of a bioequivalence study for the intravenous formulation of rolapitant, (3) the initiation of the clinical development program for niraparib, (4) the decision of whether to proceed with the development of TSR-011 based upon the results of a Phase 1 study with respect to tolerability and activity, and (5) achieving certain financial objectives related to targeted year-end cash. As mentioned above, the compensation committee and the board of directors agreed that each of our company-wide goals should be weighted based on their subjective judgment regarding the relative importance of each of these goals. Accordingly, these goals were weighted 30%, 15%, 20%, 15% and 20%, respectively. Achievement of our target goals involved future performance and, therefore, was subject to uncertainty at the time the goals were set. The compensation committee believes it established target goals that were achievable with an appropriate amount of dedication and hard work and, therefore, it was more likely than not that each executive officer would earn a payment under the STI program, but not necessarily the target award under the STI program, which is consistent with our compensation philosophy. However, our compensation committee believes that at the time the objectives were set, there would be a substantial degree of difficulty in achieving the objectives at the target 100% level and a much greater degree of difficulty in achieving them at the stretch 150% level.

        In early 2014, our compensation committee reviewed our progress on the company-wide goals for 2013 and concluded that the Company-wide goals had been achieved at a 90% percent level. For Mr. Moulder and Dr. Hedley, this meant that they earned 90% of the company-wide goals portion of their STI target payment, or 81% of the total STI target payment.

        Individual Goals.    Also at the beginning of 2013, the compensation committee established individual goals for each of our named executive officers. The rationale behind assigning individual goals to each of our named executive officers is that each of them is responsible for activities within their respective job functions that support achieving company-wide goals and the Company's strategic plan. We believe that it is important that these individual goals be achieved and incentivized. Nevertheless, as demonstrated by the relative weighting between the company-wide goals and the individual goals for each of our named executive officers, we believe that individual goals are secondary to the company-wide goals.

        We assigned each of our named executive officers a total of three individual goals. Each of those individual goals was then weighted to reflect the decision of our compensation committee or our board of directors as to the relative importance of each goal to the officer's job function and the contribution that successfully performing the goal would make to our company-wide goals and strategic plan. If the officer accomplished all of his or her individual goals at his or her expected performance level, then the officer would receive 100% of the target STI payment in respect of the officer's individual goals. For Mr. Moulder and Dr. Hedley, this would equate to 10% of each of their respective STI target payments, or 5% of their respective base salaries.

        Our compensation committee determines the level of achievement for Dr. Hedley of her individual goals. This determination is made following consultation with Mr. Moulder and is based partially on his recommendation. The degree to which Mr. Moulder has achieved his individual goals is determined by our board of directors and is based partially on the recommendation of the compensation committee.

        The following paragraphs describe for each of our named executive officers their individual goals, the relative weighting of each of those individual goals, the level of achievement by the executive officer for each individual goal, and the percentage STI payment arising from the achievement of the individual goal.

        Leon O. Moulder, Jr., Chief Executive Officer.    Mr. Moulder was assigned goals related to governance of and leadership for our board of directors, providing company-wide leadership and responsibility for effectively deploying our financial resources. These three goals were assigned weightings of 25%, 50% and 25%, respectively, for the individual goal portion of the STI program. Our compensation committee recommended and our board of directors approved Mr. Moulder's achievement of his individual goals at the 90% level. Accordingly, for 2013, Mr. Moulder earned 90% of the 10% portion of the STI target payment that was attributed to the achievement of his individual performance goals.

        Mary Lynne Hedley, Ph.D., President and Chief Scientific Officer.    Dr. Hedley was assigned goals related to (1) Company organization, operations and leadership, (2) establishing the strategy for each of our development programs, and (3) corporate presentation and communication. These three goals were assigned weightings of 50%, 25% and 25%, respectively, for the individual goal portion of the STI program. Based on the achievement of her individual goals, the compensation committee determined that Dr. Hedley achieved her individual goals at the 90% level. Accordingly, for 2013, Dr. Hedley earned 90% of the 10% portion of the STI target payment that was attributed to the achievement of her individual performance goals.

        Overall STI Program Payments for 2013.    The following table sets forth for each of our named executive officers their target STI payment, the percentages of the STI payment attributable to company-wide and individual goals, the level of performance achieved by each named executive officer with respect to both the company-wide and individual goals, and the total STI payment to each named executive officer as a result of his or her participation in the STI program for 2013. Where appropriate, we have included this information both as a percentage and as a dollar amount.

Named Executive Officer	Target Award ($)	Target Award (%)	Company- wide Goal Achievement (%)	Company- wide Goal achievement ($)	Individual Goal Achievement (%)	Individual Goal Achievement ($)	STI Payout (%)	STI Payout ($)
Leon O. Moulder, Jr.	$212,500	50%	90%	$171,268	90%	$19,030	90%	$190,298
Mary Lynne Hedley, Ph.D.	$200,000	50%	90%	$161,143	90%	$17,905	90%	$179,048

        Equity Awards.    Our use of equity awards is intended to align our named executive officers' interests with the interest of our stockholders by providing an incentive to our named executive officers to increase long-term stockholder value. Furthermore, we believe that in the biopharmaceutical industry, equity awards are a primary motivator to retain executives. We have determined the size and frequency of awards based on numerous factors, including the executive's skills and experience, the executive's responsibilities, internal equity and the approach to setting compensation described under "—Determination of Compensation" above.

        In March 2013, the compensation committee and the board of directors granted stock options to each of our named executive officers. These awards were intended to motivate our named executive officers to increase our long-term value over the Company's then-current value. We selected stock options rather than other forms of equity compensation because we believe that stock options are better tools for increasing long-term stockholder value than, for example, restricted stock. We believe restricted stock and similar equity compensation instruments are better devices to create an ownership stake in the Company. While we believe both goals are important, for the 2013 equity grants to our named executive officers, we believe that stock options better served our goals at the time.

        The following table summarizes the stock options awarded to the named executive officers in 2013:

Named Executive Officer	Options Awarded	Grant Date Fair Value
Leon O. Moulder, Jr.,	200,000	$3,148,200
Chief Executive Officer
Mary Lynne Hedley, Ph.D.,	175,000	$2,754,675
President and Chief Scientific Officer
Richard J. Rodgers,	65,000	$1,023,165
Former Executive Vice President, Chief Financial Officer, Treasurer and Secretary

        These stock options vest 25% on the one-year anniversary of the grant date and, thereafter, 1/36th of the remaining options vest on each monthly anniversary of the grant date. Although Mr. Rodgers left the Company effective August 31, 2013, he continued to provide consulting services to the Company pursuant to a consulting agreement through March 31, 2014. Mr. Rodgers' stock option awards ceased vesting as of March 31, 2014.

        We have granted stock options, and may grant other equity compensation, to our named executive officers under our 2012 Omnibus Incentive Plan (the "2012 Plan"). Except in connection with a corporate transaction involving the Company, stock options and stock appreciation rights issued under the 2012 Plan may not be repriced without stockholder approval. The number of shares of our common stock available for issuance under the 2012 Plan will be increased automatically on January 1 of each year by a number of shares of common stock equal to the lesser of (i) 4% of the shares of common stock outstanding at such time or (ii) the number of shares determined by our board of directors.

Offer Letters

        In May 2010, in connection with our Series A preferred stock financing, we entered into offer letters with our named executive officers that reflect the framework for executive compensation discussed above. The offer letters were negotiated between our named executive officers and NEA, and the terms of the letters were an important part of the willingness of our named executive officers, who are also our founders, to agree to the financing. In June 2012, these agreements were amended and restated in anticipation of our initial public offering. These amended agreements were designed to be a part of a competitive compensation package for a publicly-traded company and to keep our named executive officers focused on our business goals and objectives. These offer letters, as amended, continue to serve as the basis for our at-will employment arrangements with our named executive officers, including Mr. Moulder.

Payments on Termination

        Pursuant to their offer letters, each of our named executive officers is entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of the Company. The terms of these arrangements are more fully described below under "—Amended and Restated Offer Letter Agreements" and "—Potential Payments Upon a Termination or Change in Control." We believe these protections are appropriate for the founders of a development-stage biopharmaceutical company. We believe that providing benefits in the event of a change of control of the Company allows our named executive officers to focus their attention on building our business rather than on the personal implications of a transaction.

Compensation Consultant

        As a part of determining compensation for our named executive officers, the compensation committee has engaged Radford, an AON Hewitt Consulting company, as an independent compensation consultant. Radford provides analysis and recommendations to the compensation committee regarding:

  •
  trends and emerging topics with respect to executive compensation;

  •
  peer group selection for executive compensation benchmarking;

  •
  compensation practices for our peer group;

  •
  compensation programs for executives and all of our associates; and

  •
  stock utilization and related metrics.

When requested, Radford consultants attend meetings of the compensation committee, including executive sessions in which executive compensation issues are discussed. Radford reports to the compensation committee and not to management, although Radford meets with management for purposes of gathering information for its analyses and recommendations.

        In determining to engage Radford, the compensation committee considered the independence of Radford, taking into consideration relevant factors, including the absence of other services provide to the Company by Radford, the amount of fees the Company paid to Radford as a percentage of Radford's total revenue, the policies and procedures of Radford that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Radford with an executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Meridian have with any member of the compensation committee, and any stock of the Company owned by Radford or the individual compensation advisors employed by Radford. The compensation committee has determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to the compensation committee has not created any conflicts of interest, and that Radford is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.

Peer Group

        As part of its consideration of executive officer compensation for 2013, the compensation committee established a peer group against which it could compare the Company's executive compensation to determine competitiveness and market trends. In developing this peer group of companies, the compensation committee, with assistance from Radford, considered the market capitalization and other key business metrics of biotechnology and biopharmaceutical companies. The peer group consisted of the following companies:

Achillion Pharmaceuticals	Aegerion Pharmaceuticals	AVEO Pharmaceuticals
Cell Therapeutics	ChemoCentryx	Clovis Oncology
Corcept Therapeutics	Curis	Endocyte
Infinity Pharmaceuticals	Keryx Biopharmaceuticals	MAP Pharmaceuticals
Merrimack Pharmaceuticals	Neurocrine Biosciences	NewLink Genetics
Oncothyreon	Raptor Pharmaceutical	Rigel Pharmaceuticals
Supernus Pharmaceuticals	Threshold Pharmaceuticals	ZIOPHARM Oncology

At the time this peer group was established, our market capitalization was at approximately the 62nd percentile of this group of peer companies. We considered a similar peer group in connection with our named executive officer compensation for 2013.

Federal Tax Considerations under Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a federal income tax deduction to any publicly traded corporation for any remuneration in excess of $1.0 million of compensation paid to specified executive officers in a calendar year. Compensation in excess of $1.0 million may be deducted if, among other things, it qualifies as performance-based compensation within the meaning of Section 162(m). We expect that our compensation committee will periodically consider the potential consequences of Section 162(m) on the various elements of our executive compensation program. In its judgment, where the compensation committee determines it is reasonably practicable and consistent with our overall compensation program objectives, it will seek to structure the equity incentives component of our executive compensation program to comply with the exemptions in Section 162(m). Our 2012 Omnibus Incentive Plan has been structured to facilitate this process. However, our board of directors or compensation committee may, in their judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) in situations where they believe that such payments are appropriate.

        The regulations under Section 162(m) include a "grandfather" provision to protect existing compensation arrangements of privately held companies that go public. The Section 162(m) limitation does not apply to any compensation plan or agreement, including our 2012 Omnibus Incentive Plan, which existed before a corporation becomes publicly held to the extent that the plan or agreement was disclosed in the prospectus accompanying the initial public offering. This exception may be relied on until the earliest of: (i) the expiration of the plan or agreement, (ii) the material modification of the plan or agreement, (iii) the issuance of all stock and other compensation that has been allocated under the plan, or (iv) the first stockholder meeting at which directors will be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs.

Executive Compensation

        The following table presents summary information regarding the total compensation awarded to, earned by, or paid to our Chief Executive Officer, our President and Chief Scientific Officer, and our former Executive Vice President and Chief Financial Officer for services rendered to us for the years ended December 31, 2012 and 2013. We refer to these individuals as our "named executive officers."

Summary Compensation Table

Name and Principal Position(s)	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plans ($)(3)	All Other Compensation ($)(4)	Total ($)
Leon O. Moulder, Jr.	2013	422,885	—	3,148,200	190,298	5,126	3,766,509
Chief Executive Officer	2012	376,442	—	1,585,998	100,400	—	2,062,840
	2011	356,731	35,625	784,969	101,668	—	1,278,993
Mary Lynne Hedley, Ph.D.	2013	397,885	—	2,754,675	179,048	12,486	3,344,094
President and Chief Scientific	2012	351,346	—	1,463,999	94,000	11,935	1,921,280
Officer	2011	305,769	33,375	713,608	87,144	—	1,139,896
Richard J. Rodgers(5)	2013	263,985	—	1,023,165	—	33,087	1,320,237
Former Executive Vice President	2012	301,154	—	518,498	69,000	12,110	900,762
and Chief Financial Officer	2011	280,289	22,500	267,603	66,569	—	636,961

(1)
The amounts reflect the aggregate grant date fair value of restricted stock granted during the year computed in accordance with the provisions of ASC 718. For information regarding assumptions underlying the value of stock awards, see Note 6 of the Notes to Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data," and the discussion within Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates—Stock-Based Compensation," of our Annual Report on Form 10-K for the year ended December 31, 2013.

(2)
The amounts reflect the aggregate grant date fair value of stock option awards granted during the year computed in accordance with the provisions of ASC 718. For information regarding assumptions underlying the value of stock option awards, see Note 6 of the Notes to Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data," and the discussion within Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates—Stock-Based Compensation," of our Annual Report on Form 10-K for the year ended December 31, 2013.

(3)
The figures shown for non-equity incentive plan compensation represent amounts earned for the fiscal years ended December 31, 2011, 2012 and 2013, respectively, which were paid during 2012,

  2013 and 2014, respectively. See "—Compensation Review—Short-term Incentive Payouts" for more information.

(4)
The amounts shown represent the sum of Company 401(k) contributions and the dollar value of life, AD&D and short- and long-term disability insurance premiums we paid for the applicable named executive officer. The amount shown for Mr. Rodgers for 2013 also reflects $20,000 in fees we paid for consulting services he provided following his departure effective August 31, 2013.

(5)
Mr. Rodgers left the Company effective August 31, 2013.

Narrative Disclosure Relating to Summary Compensation Table

        For an explanation of the amount of salary, bonus, stock and option awards and other compensation paid to our named executive officers, please see "—Compensation Review—Components of our Compensation Program," and the disclosure provided in the "Summary Compensation Table" above.

Grants of Plan-Based Awards

        The following table provides information regarding grants of plan-based awards to each of our named executive officers during 2013.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards					Grant Date Fair Value of Stock and Option Awards ($)(3)
					All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)
Leon O. Moulder, Jr.	3/6/2013	$—	$212,500	$308,125	200,000	$24.18	$3,148,200
Mary Lynne Hedley, Ph.D.	3/6/2013	$—	$200,000	$290,000	175,000	$24.18	$2,754,675
Richard J. Rodgers(4)	3/6/2013	$—	$126,000	$176,400	65,000	$24.18	$1,023,165

(1)
Amounts shown as estimated possible payouts under non-equity incentive plan awards are the target and maximum cash incentive each executive was eligible to receive pursuant to the terms of our STI program. For actual amounts paid, see "—Summary Compensation Table." For more information regarding these payments, see "—Compensation Review—Components of our Compensation Program—Short-term Incentive Payouts."

(2)
Amounts represent the closing price of our common stock as reported on the NASDAQ Global Select Market on the grant date. For a description of the terms of stock options granted, see "—Compensation Review—Components of our Compensation Program—Equity Awards."

(3)
Reflects the grant date fair value of each award computed in accordance with ASC 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 6 of the Notes to Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data" of our Annual Report on Form 10-K for the year ended December 31, 2013.

(4)
As discussed more fully in "Compensation Review," because Mr. Rodgers left the Company effective August 31, 2013, he did not receive a payment under our STI program for 2013.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information regarding equity awards held by each of our named executive officers that were outstanding as of December 31, 2013.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(6)
Leon O. Moulder, Jr.	—	200,000	(1)	—	$24.18	3/6/2023
	162,499	208,929	(2)	—	$6.615	3/16/2022
	189,881	124,404	(3)	—	$1.33	7/19/2021
							18,378	(4)	$518,995
							23,438	(5)	$661,889
Mary Lynne Hedley, Ph.D.	—	175,000	(1)	—	$24.18	3/6/2023
	149,999	192,858	(2)	—	$6.615	3/16/2022
	172,618	113,096	(3)	—	$1.33	7/19/2021
							17,218	(4)	$486,236
							20,090	(5)	$567,342
Richard J. Rodgers(7)	—	65,000	(1)	—	$24.18	3/6/2023
	10,120	68,303	(2)	—	$6.615	3/16/2022
	8,929	42,411	(3)	—	$1.33	7/19/2021
							11,608	(4)	$327,810
							6,697	(5)	$189,123

(1)
The options held by the named executive officers were granted on March 6, 2013. On the one-year anniversary of the grant date, 25% of these options vest and, thereafter, 1/36th of the remaining options vest on each monthly anniversary of the grant date.

(2)
The options held by the named executive officers were granted on March 16, 2012. On the one-year anniversary of the grant date, 25% of these options vest and, thereafter, 1/36th of the remaining options vest on each monthly anniversary of the grant date.

(3)
The options held by the named executive officers were granted on July 19, 2011. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options have vested or will vest on each monthly anniversary of the grant date.

(4)
The restricted stock held by the named executive officer was awarded on February 7, 2011. The amount shown as having not vested as of December 31, 2013 vests in equal monthly portions through January 2016.

(5)
The restricted stock held by the named executive officer was issued on March 26, 2010 in connection with the founding of the Company. The amount shown as having not vested as of December 31, 2013 vests in equal monthly portions through March 2014.

(6)
Represents the market value of the shares based on the closing price on December 31, 2013 of $28.24 per share.

(7)
Although Mr. Rodgers left the Company effective August 31, 2013, he continued to provide consulting services to the Company pursuant to a consulting agreement through March 31, 2014. Mr. Rodgers' stock option awards and restricted stock ceased vesting as of March 31, 2014.

Option Exercises and Stock Vested

        The following table sets forth information regarding the number of shares of stock awards acquired on vesting by our named executive officers during the fiscal year ended December 31, 2013. No stock options were exercised by the named executive officers included in the table below during the fiscal year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Leon O. Moulder, Jr.	—	$—	110,715	$3,395,702
Mary Lynne Hedley, Ph.D.	—	$—	96,249	$2,952,343
Richard J. Rodgers	98,807	$3,099,311	37,499	$1,151,494

(1)
The value realized upon exercise is the difference between the fair value of our common stock at the time of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2)
The value realized upon vesting is the fair value of our common stock on the vesting date multiplied by the number of shares acquired on vesting.

Pension Benefits and Deferred Compensation

        We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Effective as of January 1, 2012, we amended our 401(k) plan to provide for employer matching contributions equal to (1) 100% of employee deferral contributions up to a deferral rate of 3% of base salary compensation plus (2) 50% of employee deferral contributions up to a deferral rate of an additional 2% of base salary compensation. We did not maintain any deferred compensation plans for any named executive officer for the year ended December 31, 2013.

Amended and Restated Offer Letter Agreements

        We have amended and restated offer letter agreements with all of our named executive officers other than Mr. Rodgers, whose amended and restated offer letter agreement was terminated effective August 31, 2013. Prior to that date, we had an amended and restated offer letter agreement with Mr. Rodgers that included the terms referred to below. The offer letter agreements with our named executive officers were originally entered into on May 10, 2010, were amended and restated on June 18, 2012 in anticipation of our initial public offering, and are at-will arrangements. These agreements were designed to be a part of a competitive compensation package and keep our executive officers focused on our business goals and objectives. The agreements provide for base salaries, incentive compensation benefits and, in certain circumstances, severance benefits.

        The amended and restated offer letter agreements with each of Mr. Moulder, Dr. Hedley and Mr. Rodgers provided for an initial base salary of $375,000, $350,000 and $300,000, respectively. The agreements also include a bonus target of 30%, 30% and 25% of the annual base salary of Mr. Moulder, Dr. Hedley and Mr. Rodgers, respectively, which bonus is payable upon attainment of objectives as determined by our board of directors. In addition to base salary and bonus, the amended and restated offer letter agreements provide for vacation benefits and the ability to participate in our employee benefit plans on the same terms as other similarly situated executive officers. As noted above, these base salary amounts have been increased since the date of the amended and restated letters.

        The amended and restated offer letter agreements also provide the named executive officers with certain payments and benefits upon certain terminations of employment. Pursuant to the amended and restated offer letter agreements, in order to receive certain severance benefits each named executive officer is required to execute a general release in favor of the Company, which includes, among other things, non-solicitation and non-disparagement provisions.

        Under the terms of the amended and restated offer letter agreements, in the event that the named executive officer resigns without "Good Reason," as defined below, or their employment terminates due to death or disability (as such term is defined in the amended and restated offer letter agreements), such executive is entitled to receive the following: (i) unpaid annual base salary for services rendered prior to the date of termination or resignation, (ii) any earned but unpaid annual bonus for any year prior to the year in which termination of employment occurs, (iii) reimbursement of any un-reimbursed business expenses, (iv) accrued but unused vacation pay and (v) any other payments, benefits or fringe benefits to which the executive is entitled to under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant (items (i) through (v) collectively referred to herein as "accrued benefits"). In the event that the Company terminates the executive's employment for "Cause," as defined below, the executive will be entitled to receive all of his or her accrued benefits, with the exception of any earned but unpaid bonus.

        In the event the named executive officer's employment is terminated for any reason other than for "Cause," death, or disability, or if the named executive officer resigns for "Good Reason," and such termination is not in connection with or within 12 months following an "Offer Letter Change of Control," as defined below, the named executive officer is entitled, provided he or she executes a release in favor of the Company and any revocation period in connection with such release has lapsed, to receive the following payments and compensation (in accordance with our regular pay policies and commencing 60 days following termination):

  •
  his or her accrued benefits;

  •
  in the case of Mr. Moulder, 18 months' base salary, and in the case of Dr. Hedley and Mr. Rodgers, 12 months' base salary;

  •
  payment of a monthly COBRA coverage premium for the lesser of (i) in the case of Mr. Moulder, 18 months, and in the case of Dr. Hedley and Mr. Rodgers, 12 months, or (ii) the period from termination until the date upon which the executive commences full-time employment or employment that provides such executive with eligibility for healthcare benefits substantially comparable to those provided by the Company; and

  •
  the vesting of such executive's unvested restricted stock, obtained on March 26, 2010, pursuant to the terms of his or her restricted stock agreement with the Company (each a "Restricted Stock Agreement"). All other equity awards will be governed by the terms of the applicable award agreement. This grant of restricted stock was fully vested as of March 31, 2014.

        If, in connection with or within 12 months following an "Offer Letter Change of Control," as defined below, the named executive officer's employment is terminated for any reason other than for "Cause" or if the named executive officer resigns for "Good Reason," the named executive officer is entitled, provided he or she executes a release in favor of the Company and any revocation period in connection with such release has lapsed, to receive the following payments and compensation:

  •
  his or her accrued benefits;

  •
  in the case of Mr. Moulder, 18 months base salary, and in the case of Dr. Hedley and Mr. Rodgers, 12 months' base salary, payable in a lump sum 60 days after termination;

  •
  in the case of Mr. Moulder, 150% of his target bonus for the year his employment terminates, and in the case of Dr. Hedley and Mr. Rodgers, 100% of his or her respective target bonus for the year their employment terminates, payable in a lump sum 60 days after termination of employment;

  •
  payment of a monthly COBRA coverage premium for the lesser of (i) in the case of Mr. Moulder, 18 months following termination of employment, and in the case of Dr. Hedley and Mr. Rodgers, 12 months following termination of employment, or (ii) the period from termination to the date upon which the executive commences full-time employment or employment that provides such executive with eligibility for healthcare benefits substantially comparable to those provided by the Company; and

  •
  the immediate vesting of all of such executive's unvested restricted stock and stock options.

        If any of the payments or benefits received by the executive in connection with an Offer Letter Change of Control or termination of employment, whether received pursuant to the amended and restated offer letter agreements or otherwise, referred to as 280G payments, constitute "parachute payments" within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then, pursuant to the terms of the amended and restated offer letter agreements, such 280G payments shall be reduced by us so that the executive will not be considered to have received a parachute payment, unless the executive would receive a greater after-tax amount by receiving all such 280G payments without reduction pursuant to the terms of the amended and restated offer letter agreements.

        For purposes of the amended and restated offer letter agreements, termination for "Cause" shall mean termination for such named executive officer's: (i) willful misconduct or gross negligence as to a material matter in connection with his or her duties; (ii) act constituting material dishonesty or fraud with respect to the Company; (iii) indictment for, conviction of, or a plea of guilty or nolo contendere to, a felony under applicable law; (iv) material violation of a material term of any written Company policy made available to the executive; (v) failure to attempt in good faith to perform his or her duties in all material respects or follow a clear, lawful and reasonable directive of the board of directors; or (vi) material breach of fiduciary duty owed to the Company that has caused or could reasonably be expected to cause a material injury to the Company's business; provided, however, that the Company has provided the executive with written notice of the existence of such event or circumstance and, with respect to the circumstances in clauses (iv) and (v) only, the executive fails to substantially cure the event or circumstance identified within 30 days of receipt of such notice. A resignation by the named executive officer shall be deemed a resignation for "Good Reason" if the executive provides written notice to the Company of the specific circumstances alleged to constitute Good Reason within 90 days after any one or more of the following events: (i) the executive is required to report to another person other than the board of directors, in the case of Mr. Moulder, and the Chief Executive Officer, in the case of Dr. Hedley and Mr. Rodgers, or the assignment to the executive of any duties or responsibilities which result in the material diminution of the executive's position as, in the case of Mr. Moulder, the Chief Executive Officer of the Company, in the case of Dr. Hedley, the President and Chief Scientific Officer of the Company, and in the case of Mr. Rodgers, the Executive Vice President and Chief Financial Officer of the Company, subject to certain exceptions; (ii) a reduction by the Company in the executive's annual base salary or target bonus percentage; (iii) the relocation of the executive's primary office at the Company's headquarters in the Boston, Massachusetts metropolitan area to another location by more than 50 miles or relocation of the executive's primary office at the Company's headquarters to another location that is not the Company's headquarters; or (iv) a breach by the Company of the terms of the executive's amended and restated offer letter agreement or the executive's Restricted Stock Agreement, including, without limitation, the diminution of such executive's job title. In each case, the Company shall have 30 days to cure such circumstances in all material respects upon the receipt of notice from the executive of such circumstances. In no event shall termination for Good Reason occur after the 180th day following the first occurrence of any Good Reason event.

        For purposes of the amended and restated offer letter agreements, the term "Offer Letter Change of Control" shall mean the occurrence of any of the following: (i) subject to certain exceptions, a "Person" (as defined in the amended and restated offer letter agreement) or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company, on a fully diluted basis; (ii) individuals who on the effective date of the 2012 Plan constitute the board of directors (together with any new directors whose election by such board or whose nomination by such board for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such board then in office who either were members of such board on the effective date of the 2012 Plan or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such board then in office; (iii) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented 100% of the voting stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving Person in such merger or consolidation transaction immediately after such transaction; (iv) there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or (v) the stockholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company.

Non-Disclosure and Inventions Assignment Agreement

        Each of our named executive officers has also entered into a standard form agreement with respect to the non-disclosure of information and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary and confidential information received during the course of employment and to assign to us any inventions conceived or developed during the course of their employment.

Potential Payments Upon a Termination or Change in Control

        As discussed under the caption "—Amended and Restated Offer Letter Agreements" above, we have agreements with our named executive officers pursuant to which they will receive severance payments upon certain termination events. The information below describes and quantifies certain compensation that would be available under our existing plans and arrangements if (i) the named executive officer was terminated as of December 31, 2013 or (ii) if an Offer Letter Change of Control, Change of Control or Acquisition, as the case may be and each as defined herein, occurred on December 31, 2013 and the named executive officer had been subsequently terminated on the same date. Because Mr. Rodgers was no longer employed by us effective August 31, 2013, we do not discuss these matters regarding Mr. Rodgers.

        Acceleration of Restricted Stock and Equity Awards.    Pursuant to the terms of each named executive officer's Restricted Stock Agreement, in the event of a "Change of Control" that occurs during any time such named executive officer's Business Relationship (as such term is defined in the Restricted Stock Agreements) with the Company or any parent corporation or subsidiary, all shares of restricted stock awards granted pursuant to such Restricted Stock Agreement shall fully vest. In the event of a termination by the Company for Cause or if the executive resigns for Good Reason, in addition to any shares of common stock such executive receives pursuant to the normal vesting schedule of their Restricted Stock Agreement, an additional 18.75% of the shares subject to such executive's agreement shall vest. For purposes of these shares of restricted stock, a "Change of Control" shall mean (A) the Company merges with or into or consolidates with any other corporation or sells, leases or otherwise disposes of all or substantially all of its assets or properties, unless the stockholders of the Company, before giving effect to such merger, consolidation or sale, lease or other disposition of assets, beneficially own at least 50% of the outstanding shares of capital stock of, or other equity interests in, the surviving or acquiring corporation or entity (calculated on a fully diluted basis) or (B) any person (other than persons who were stockholders of the Company prior to such transactions or any venture capital or private equity investor making a portfolio investment), together with its associates, acquires beneficial ownership of 50% or more of the outstanding shares of the Company's common stock.

        In addition, in the event of an "Acquisition" or a "Offer Letter Change of Control" of the Company, as defined herein, all equity awards granted under the Company's 2010 Stock Incentive Plan, 2012 Omnibus Incentive Plan, or any other applicable equity plan that are outstanding immediately prior to the Acquisition or Offer Letter Change of Control shall become fully vested and exercisable.

        Termination Other than for Cause, Death or Disability; Resignation for Good Reason.    Assuming a December 31, 2013 termination event, the aggregate value of the payment and benefits to which each named executive officer would be entitled to in the event that the named executive officer's employment is terminated for any reason other than for Cause, death, or disability, or if the named executive officer resigns for Good Reason, would be as follows:

Name	Cash Severance ($)(1)	Benefits And Health Programs ($)(2)	Value of Accelerated Awards Under Restricted Stock Agreements ($)(3)	Total ($)
Leon O. Moulder, Jr.	637,500	32,744	661,889	1,332,133
Mary Lynne Hedley, Ph.D.	400,000	20,989	567,342	988,331

(1)
This amount represents, in the case of Mr. Moulder, 18 months' base salary, and in the case of Dr. Hedley, 12 months' of the executive's base salary, each at the rate in effect immediately prior to the executive's termination of employment.

(2)
This amount represents, in the case of Mr. Moulder, 18 months, and in the case of Dr. Hedley, 12 months, of continued Company-paid benefits and health coverage.

(3)
The value of the restricted stock vesting acceleration is calculated based on the closing price on December 31, 2013 of $28.24 per share with respect to unvested restricted stock subject to acceleration.

        Termination Following a Change of Control or Acquisition.    Assuming a December 31, 2013 Offer Letter Change of Control, Change of Control or Acquisition, as the case may be, and subsequent termination event on that same date for any reason other than Cause, death or disability, or if the named executive officer resigns for Good Reason, the aggregate value of the payment and benefits to which each named executive officer would be entitled to would be as follows:

Name	Cash Severance ($)(1)	Bonus ($)(2)	Benefits and Health Programs ($)(3)	Value of Accelerated Awards Under Restricted Stock Agreements ($)(4)	Value of All Other Accelerated Equity ($)(5)	Total ($)
Leon O. Moulder, Jr.	637,500	318,750	32,744	661,889	9,196,796	10,847,679
Mary Lynne Hedley, Ph.D.	400,000	200,000	20,989	567,342	8,410,704	9,599,035

(1)
This amount represents, in the case of Mr. Moulder, 18 months' base salary, and in the case of Dr. Hedley, 12 months' of the executive's base salary, each at the rate in effect immediately prior to the executive's termination of employment.

(2)
This amount represents, in the case of Mr. Moulder, 150% of his target bonus for the year his employment terminates, and in the case of Dr. Hedley, 100% of her target bonus for the year her employment terminates, payable if an executive is terminated without Cause or resigns for Good Reason upon an Offer Letter Change of Control.

(3)
This amount represents, in the case of Mr. Moulder, 18 months, and in the case of Dr. Hedley, 12 months, of continued Company-paid benefits and health coverage.

(4)
The value of the restricted stock upon vesting acceleration is calculated based on the closing price on December 31, 2013 of $28.24 per share with respect to unvested restricted stock subject to acceleration.

(5)
Assuming a December 31, 2013 Offer Letter Change of Control or Acquisition, the value of all equity awards issued pursuant to the applicable equity plan that would vest and become exercisable for each named executive officer would be as follows:

Name	Value of Stock Options ($)	Value of Restricted Stock ($)
Leon O. Moulder, Jr.	8,677,801	518,995
Mary Lynne Hedley, Ph.D.	7,924,468	486,236

        The value of stock options upon vesting acceleration is calculated based on the closing price on December 31, 2013 of $28.24 per share with respect to unvested stock options subject to acceleration, less the exercise price of these unvested options. The actual value will vary depending on the date the options are exercised. The value of restricted stock upon vesting acceleration is calculated based on the closing price on December 31, 2013 of $28.24 per share with respect to unvested restricted stock subject to acceleration.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We are asking our stockholders to ratify the audit committee's selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Although ratification is not required by our bylaws or otherwise, the board of directors is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

        The board of directors first approved Ernst & Young as our independent auditors in 2010, and Ernst & Young has audited our consolidated financial statements since that time, including at December 31, 2013 and for the year ended December 31, 2013. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement at the meeting if they desire to do so, and they will be available to respond to appropriate questions.

  THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

 Principal Accountant Fees and Services

        We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the audit committee on an annual basis. The aggregate fees billed by Ernst & Young for its services rendered to the Company for the fiscal years ended December 31, 2013 and 2012 are as follows:

Fee Category	2012	2013
Audit Fees	$777,500	$337,900
Audit-Related Fees	—	—
Tax Fees	16,500	190,000
All Other Fees	1,900	2,400

Total Fees	$795,900	$530,300

        Audit Fees.    Consist of fees billed for professional services rendered for the audit of our annual financial statements and services provided in connection with our securities offerings and registration statements.

        Audit-Related Fees.    Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees."

        Tax Fees.    Consist of fees billed for tax compliance, tax advice and tax planning and includes fees for tax return preparation.

        All Other Fees.    Consist of fees billed for products and services, other than those described above under Audit Fees, Audit-Related Fees and Tax Fees.

        During the fiscal years ended December 31, 2013 and 2012, Ernst & Young has provided various services, in addition to auditing our financial statements. The audit committee has determined that the provision of such services is compatible with maintaining Ernst & Young's independence. In 2013 and 2012, all fees paid to Ernst & Young were pre-approved pursuant to the policy described below.

Audit Committee's Pre-Approval Policies and Procedures

        The audit committee reviews with Ernst & Young and management the plan and scope of Ernst & Young's proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Ernst & Young's compensation. The audit committee also pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young, subject to the de minimis exception for non-audit services that are approved by the audit committee prior to the completion of an audit. The audit committee may delegate pre-approval authority to one or more members of the audit committee consistent with applicable law and listing standards, provided that the decisions of such audit committee member or members must be presented to the full audit committee at its next scheduled meeting.

Audit Committee Report

        THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

        The audit committee operates under a written charter adopted by the board of directors, which is available in the Investors—Corporate Governance—Overview section of our corporate website, which is www.tesarobio.com. The audit committee reviews the charter and proposes necessary changes to the board on an annual basis.

        During the fiscal year ended December 31, 2013, the audit committee fulfilled its duties and responsibilities generally as outlined in its charter. The audit committee has:

  •
  reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2013;

  •
  discussed with Ernst & Young, the independent auditors for fiscal year 2013, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the audit committee concerning independence, and has discussed with the independent auditors their independence.

        On the basis of the reviews and discussions referenced above, the audit committee recommended to the board of directors that the audited financial statements be included in TESARO's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE (March 14, 2014)

Lawrence M. Alleva, Chair
Arnold L. Oronsky, Ph.D.
Beth Seidenberg, M.D.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us related to the year ended December 31, 2013, all such reports were made on a timely basis except for one (1) report made by Krishna S. Kolluri of NEA.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information as of March 19, 2014 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class
5% Stockholders
Entities affiliated with New Enterprise Associates(1)	9,854,255	27.4%
Wellington Management Company, LLP(2)	3,336,267	9.3%
Entity affiliated with InterWest Partners(3)	2,471,701	6.9%
Entities affiliated with T. Rowe Price Associates, Inc.(4)	1,799,953	5.0%
Directors, Nominees for Director and Named Executive Officers
Leon O. Moulder, Jr.(5)	1,482,021	4.1%
Mary Lynne Hedley, Ph.D.(6)	996,749	2.7%
Richard J. Rodgers(7)	35,566	*
David M. Mott(8)	9,870,575	27.4%
Lawrence M. Alleva(9)	50,709	*
James O. Armitage, M.D.	—	*
Earl M. (Duke) Collier, Jr.	—	*
Arnold L. Oronsky, Ph.D.(10)	2,487,160	6.9%
Beth Seidenberg, M.D.(11)	1,815,992	5.0%
Paul Walker(12)	13,947	*
All of our directors and executive officers as a group (8 persons)	16,717,153	45.2%

*
Represents beneficial ownership of less than 1%.

(1)
Includes 9,854,255 shares of common stock held of record by New Enterprise Associates 13, L.P. ("NEA 13"). The shares directly held by NEA 13 are indirectly held by NEA Partners 13, L.P. ("NEA Partners 13"), the sole general partner of NEA 13, NEA 13 GP, LTD ("NEA 13 LTD"), the sole general partner of NEA Partners 13 and each of the individual directors of NEA 13 GP, LTD. The individual directors of NEA 13 LTD (collectively, the "NEA 13 Directors") are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna S. "Kittu" Kolluri, C. Richard Kramlich, David M. Mott (a member of our board of directors), Scott D. Sandell, Ravi Viswanathan and Harry R. Weller. NEA 13, NEA Partners 13 and NEA 13 LTD and the NEA 13 Directors share voting and dispositive power with regard to the Company's securities directly held by NEA 13. The principal business address for New Enterprise Associates is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(2)
Based solely on a Schedule 13G/A filed by Wellington Management Company, LLP on February 14, 2014. The principal business address for Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210. This stockholder is deemed to be the beneficial owner with shared voting and dispositive power of 3,336,267 shares (except for 2,549,589 shares as to which this stockholder has only shared voting power) of the Company's common stock as a result of being an investment adviser.

(3)
Includes 2,471,701 shares of common stock held of record by InterWest Partners X, LP ("IW10"). InterWest Management Partners X, LLC ("IMP10") is the general partner of IW10 and has sole voting and dispositive power over the shares directly held by IW10. Bruce A. Cleveland, Philip T. Gianos, W. Stephen Holmes, Nina S. Kjellson, Gilbert H. Kliman, Arnold L. Oronsky (a member of our board of directors), and Douglas A. Pepper are managing directors of IMP10. Keval Desai, Douglas A. Fisher and Khaled A. Nasr are venture members of IMP10. Each managing director and venture member of IMP10 shares voting and dispositive power over the shares directly held by IW10 and disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address for IW10 and IMP10 is 2710 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(4)
Based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 10, 2014. The principal business address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)
Includes 475,593 shares of common stock subject to outstanding options that are exercisable within 60 days of March 19, 2014.

(6)
Includes 433,180 shares of common stock subject to outstanding options that are exercisable within 60 days of March 19, 2014.

(7)
Mr. Rodgers left the Company effective August 31, 2013, and his stock options and restricted stock ceased vesting as of March 31, 2014.

(8)
Includes 6,320 shares of common stock held of record by David M. Mott, 10,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 19, 2014, and the shares held directly by NEA 13. Mr. Mott, a general partner at New Enterprise Associates, disclaims beneficial ownership of all of the shares held directly by NEA 13 except to the extent of his pecuniary interest therein, if any.

(9)
Includes 19,524 shares of common stock subject to outstanding options that are exercisable within 60 days of March 19, 2014.

(10)
Includes 5,459 shares of common stock held of record by Arnold L. Oronsky, Ph.D., 10,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 19, 2014, and the shares held directly by IW10. Dr. Oronsky, a general partner at InterWest Partners, disclaims beneficial ownership of all of the shares held directly by IW10 except to the extent of his pecuniary interest therein, if any.

(11)
Includes 13,327 shares of common stock held of record by Beth Seidenberg, M.D., 10,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 19, 2014, and 1,792,665 shares held directly entities affiliated with Kleiner Perkins Caufield & Byers, whose beneficial ownership Dr. Seidenberg disclaims except to the extent of her pecuniary interest therein, if any.

(12)
Includes 3,947 shares of common stock held of record by Paul Walker and 10,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 19, 2014. Mr. Walker, a partner at New Enterprise Associates, has no voting or dispositive power with regard to any of the shares held directly by NEA 13 and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any.

 GENERAL MATTERS

Availability of Certain Documents

        A copy of our 2013 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2013 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Corporate Secretary at:

  TESARO, Inc.
  1000 Winter Street, Suite 3300
  Waltham, Massachusetts 02451
  Attention: Corporate Secretary

        The charters for our audit, compensation and governance and nominating committees, as well as our Guidelines and our Code of Ethics, are in the Investors—Corporate Governance section of our corporate website, which is www.tesarobio.com, and are also available in print without charge by writing to the address above.

        Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our Corporate Secretary at the address above, or by calling (339) 970-0900.

        If you hold your shares in "street name" and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Stockholder Proposals and Nominations

        Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    To be considered for inclusion in next year's proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 3, 2014.

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    Our bylaws provide that, for stockholder nominations to the board of directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at TESARO, Inc., Attn.: Corporate Secretary, 1000 Winter Street, Suite 3300, Waltham, Massachusetts 02451. To be timely for the 2014 annual meeting, the stockholder's notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. Assuming the date of our 2015 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2015 annual meeting must notify us no earlier than January 8, 2015 and no later than February 7, 2015. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2015 annual meeting.

 Other Matters

        As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Directions to Annual Meeting

        Directions to the 2014 Annual Meeting of Stockholders, to be held at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451 are set forth below:

        From Boston and Logan Airport—Take the Massachusetts Turnpike/I-90 West past the tollbooth and follow the signs for I-95/128 North (Exit 15). Take I-95/128 North for approximately two miles to Exit 27B (Wyman Street/Winter Street). At the lights, turn right onto Wyman Street. Remain in the right lane and bear right onto Winter Street. Remain in the right lane. Remain in the far right lane through two sets of lights, passing the Embassy Suites Hotel on the left. Travel around the Cambridge Reservoir (on the right) for approximately 0.5 mile (passing AstraZeneca on the left). Turn left at the granite sign announcing HealthPoint and Waltham Woods Corporate Center. Travel up the hill following the green signs to Waltham Woods Corporate Center for approximately 0.3 mile and turn left into the parking lot for the Massachusetts Medical Society/Conference Center at Waltham Woods. Park near the Conference Center entrance and enter the lobby through the glass doors.

By Order of the Board of Directors
Leon O. Moulder, Jr. Chief Executive Officer April 3, 2014

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01SRQC 8 1 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. For Against Abstain 2. Ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Leon O. Moulder, Jr. 04 - Lawrence M. Alleva 07 - Arnold L. Oronsky, Ph.D. 02 - Mary Lynne Hedley, Ph.D. 05 - James O. Armitage, M.D. 08 - Beth Seidenberg, M.D. 03 - David M. Mott 06 - Earl M. (Duke) Collier, Jr. 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 9 4 7 5 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 16, 2014. Vote by Internet • Go to www.investorvote.com/tsro • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of 2014 Annual Meeting of Stockholders The Conference Center at Waltham Woods, 860 Winter St., Waltham, MA 02451 Proxy Solicited by Board of Directors for Annual Meeting — May 16, 2014 Leon O. Moulder, Jr., Mary Lynne Hedley, Ph.D. and Edward C. English, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of TESARO, Inc. to be held on May 16, 2014 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 “Election of Directors” and FOR Proposal 2 “Ratification of Selection of Independent Registered Public Accounting Firm”. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — TESARO, Inc. 2014 Annual Meeting of TESARO, Inc. Stockholders May 16, 2014 at 8:30 a.m. Local Time The Conference Center at Waltham Woods 860 Winter St., Waltham, MA 02451 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q